GALOOB TOYS, INC.
                      OFFICERS' DEFERRED COMPENSATION PLAN




1. Participants. Any officer ("Officer") of Galoob Toys, Inc. (the "Corporation") who has been designated as eligible to participate in this Plan by the Compensation Committee of the Board of Directors of the Corporation may elect to become a participant ("Participant") by filing a written notice ("Notice") with the Corporation, in the form as prescribed by the Compensation Committee.

2.       Deferred Compensation. Any Participant may elect, in accordance with
         Section 5 of this Plan, to defer annually the receipt of a portion of the bonus otherwise payable to him by the Corporation in any calendar year, which portion shall be designated by the Officer but shall not exceed an amount of such Officer's bonus as determined annually by the Compensation Committee. Any compensation deferred pursuant to this Section shall be credited to a deferred compensation account ("Account") maintained in the name of the Participant, which Account shall be credited annually on the date of payment of the Corporation's bonus in accordance with the Corporation's normal practices the total amount of compensation deferred pursuant to this Plan.

         The Corporation shall furnish each Participant with an annual statement of his or her Account, reflecting the crediting of interest or other earnings on investment of amounts in the Account on the date received through the date of final distribution of the Account pursuant to
         Section 4 of the Plan. The amount of compensation that a Participant elects to defer under this Section will remain in effect only for the calendar year of the election; subsequent deferrals will be made only pursuant to the filing of another election in accordance with Section 5 of the Plan.

3.       Investment of Deferred Amounts.

         a) If a Participant so designates in the Notice, all or a portion of the amount credited to his Account (as specified by the Participant) will first be used to pay the premiums on a policy of insurance purchased by the Corporation on the life of the Participant ("Policy"), until all such premiums are fully paid pursuant to the terms of the Policy. The Policy shall be owned by and payable to the Corporation and the Participant shall have no control over or incidence of ownership with respect to the Policy.

         b) If the Participant so designates in the Notice, all or a portion of the amount credited to this Account (as specified by the Participant) shall be invested in shares of registered investment companies as selected from time to time by the Compensation Committee and as described in the Notice. Earnings and losses on said investment shall be calculated by the Corporation on an annual basis.


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                  All amounts credited to an Account and not invested in
                  accordance with paragraphs a) or b) of this Section 3 shall be credited with interest at a rate equal to the Corporation's cost of funds as calculated periodically by the Corporation.

4.       Distribution

         a) Upon termination of the services of the Officer with the Corporation for any reason other than death, the Participant will be entitled to receive:

                  1) the Policy on his or her life, if any, or any amount equal to the cash surrender value of the Policy on the date on which the Participant's employment terminates, as determined by the Corporation in its discretion; and

                  2) all amounts (other than the Policy) credited to the Participant's Account as of the date of termination of employment. Said amounts shall be payable in a lump sum or in installments over a designated period of years, pursuant to the provisions of paragraph (e) of this Section.

         b) Upon termination of a Participant's employment by reason of death, the Participant's designated beneficiary or beneficiaries will be entitled to receive:

                  1) the proceeds of the Policy on the life of the Participant; and

                  2) all other amounts credited to the Account of the Participant as of the date of death. Said amounts shall be payable in a lump sum or in installments over a designated period of years, pursuant to the provisions of paragraph (e) of this Section.

         c) Upon the death of the Participant prior to complete distribution to him of the entire balance of his Account (and after the date of termination of his or her employment) the balance of the Account on the date of death, including the proceeds of the Policy on the life of the Participant if the Participant's death occurs prior to distribution of the Policy to the Officer pursuant to paragraph (a) of this Section, shall be payable to the Participant's designated beneficiary or beneficiaries pursuant to paragraph (e) of this Section.

         d) If the Participant demonstrates a financial hardship to the satisfaction of the Compensation Committee, the Participant, at the discretion of the Compensation Committee, may receive an amount in cash from his Account necessary to meet the financial hardship within the calendar quarter next following the demonstration of the financial hardship. A payment on account of financial hardship will only be approved by the Compensation Committee if the payment is necessary in light of immediate unanticipated financial needs of the Participant. A


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                  payment on account of financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and cannot be reasonably available from other resources of the Participant. The determination of the existence of financial hardship is entirely in the discretion of the Compensation Committee.

         e) The Corporation shall direct distribution of the amounts credited to a Participant's Account, including earnings pursuant to Section 3, to a Participant or his or her beneficiary or beneficiaries pursuant to the preceding paragraphs of this Section in a lump sum or installments over such period of years as elected by the Officer. Distributions shall be made or commence on the first day of the month next following:

                  1) the date upon which the Participant's employment with the Corporation terminates in the event of a distribution pursuant to paragraphs a) or b) of this Section; or

                  2) the date of the Participant's death in the event of a distribution pursuant to paragraph c) of this Section. Subsequent installments, if any, shall be made on the annual anniversary dates of the date of the first installment. Each such installment, if any, shall include interest credited to the balance of the Account pursuant to Section 3.

5. Election to Defer Compensation. The Notice by which a Participant elects to defer compensation as provided in this Agreement shall be in writing, signed by the Participant, and delivered to the Corporation at such date as stipulated by the Compensation Committee on an annual basis, but in no event later than the date on which the Officer becomes entitled to a bonus under the Corporation's plan of compensation. Such election shall be effective only for the calendar year in which the election is made, and separate elections will be required for each subsequent year. Any deferral election made by the Participant shall be irrevocable with respect to the compensation covered by such election.

6. Participant's Rights Unsecured. The right of the Participant or his or her designated beneficiary or beneficiaries to receive a distribution hereunder shall be an unsecured claim against the general assets of the Corporation, and neither the Participant nor any designated beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of the Corporation. All amounts credited to an Account shall constitute general assets of the Corporation and may be disposed of by the Corporation at such time and for such purposes as it may deem appropriate. An Account may not be encumbered or assigned by a Participant or any beneficiary.

7. Amendments to the Plan. The Board may amend the Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of the credits to his Account, or of any rights to which he


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         would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.

8. Termination of the Plan. The Board may terminate the Plan at any time. Upon termination of the Plan, distribution of the credits to a Participant's Account shall be made in the manner and at the time heretofore prescribed; provided that no additional credits shall be made to the Account of a Participant following termination of the Plan other than earnings credited thereon pursuant to Section 3.

9. Expenses. Costs of administration of the Plan will be paid by the Corporation.

10. Notices. Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be filed:

         a) on the date it is personally delivered to the Secretary of the Corporation; or

         b) three business days after it is sent by registered or certified mail, addressed to such Secretary in care of Galoob Toys, Inc.





Attachment - Election Form


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                                GALOOB TOYS, INC.
                  ELECTION TO PARTICIPATE IN OFFICERS' DEFERRED
                COMPENSATION PLAN AND DESIGNATION OF BENEFICIARY



Pursuant to the Galoob Toys, Inc. Officers' Deferred Compensation Plan (the "Plan"), I hereby elect to defer, as provided in the Plan, the receipt of _____ % of any bonus payable to me in connection with the performance of services for the year ended December 31, 19__. In accordance with Section 3 of the Plan, amounts deferred shall be invested in the following manner:

                  _____%   Life Insurance Policy Premiums

                  _____%   (insert name of mutual fund #1)

                  _____%   (insert name of mutual fund #2)

                  _____%   Fixed Income (Corporation cost of funds)
                   100 %


Pursuant to Section 4, I hereby elect to receive distributions under the Plan in the following manner:

        _____       Lump sum

        _____       Installments over a period of _____ years (not to exceed 10)


I hereby designate ________________________________________________________ as
my beneficiary to receive all amounts held for me under the Plan which have not been paid to me at the date of my death.



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Signature

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Print Name

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Date